EXHIBIT 99.3

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries, Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C. (all 51% Owned Subsidiaries’ of Vitro, S.A. de C.V.)

Combined Financial Statements as of and for the Year Ended December 31, 2005 and Report of Independent Registered Public Accounting Firm Dated April 14, 2006

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.

Report of Independent Registered Public Accounting Firm
To the stockholders of Vitrocrisa Holding, S. de R.L. de C.V. and subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
Monterrey, N.L., México
We have audited the accompanying combined balance sheet of Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries, Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C. (the “Companies”) as of December 31, 2005 and the related combined statements of operations, changes in stockholders’ equity and cash flows for the year then ended (all expressed in thousands of U.S. dollars). These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Companies as of December 31, 2005, and the combined results of their operations and their combined cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Galaz, Yamazaki, Ruiz Urquiza, S.C.
Member of Deloitte Touche Tohmatsu
C.P.C. Ernesto Cruz Velázquez de León
Monterrey, N.L. México
April 14, 2006

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
combined balance sheet
As of December 31, 2005 (Thousands of U.S. dollars)

Assets
Cash and cash equivalents	$3,453
Trade receivables—net	20,964
Recoverable taxes	9,975
Receivables from affiliates	1,458
Other receivables	3,758
Inventories	40,494

Total current assets	80,102
Property, plant and equipment—net	82,593
Intangible employee retirement obligation asset	2,545
Restricted cash	2,231
Other assets	2,393
Deferred income taxes	5,790

Total assets	$175,654

Liabilities
Trade payables	$19,845
Current portion of long-term debt	8,892
Notes payable to affiliates (Note 10)	1,947
Accounts payable to affiliates	17,447
Accrued expenses	10,470
Deferred income taxes	7,869
Sundry creditors	6,079

Total current liabilities	72,549
Long-term debt	56,639
Employee retirement obligations	35,636

Total long-term liabilities	92,275

Total liabilities	164,824

Stockholders’ equity
Contributed capital:
Crisa Industrial, L.L.C.	585
Vitrocrisa Holding, S. de R.L. de C.V.	69,602
Crisa Libbey, S.A. de C.V.	2,656

72,843
Accumulated other comprehensive loss	(9,924)
Accumulated deficit	(52,089)

Total stockholders’ equity	10,830

Total liabilities and stockholders’ equity	$175,654

See accompanying notes to the combined financial statements.

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
combined statement of operations
For the Year Ended December 31, 2005 (Thousands of U.S. dollars)

Net sales	$190,178
Cost of sales	161,670

Gross profit	28,508
Selling, general and administrative expenses	24,713

Operating income	3,795
Remeasurement loss	1,284

Earnings before interest and taxes	2,511
Interest expense—net	8,423

Loss before income tax	(5,912)
Income tax expense	1,896

Net loss	$(7,808)

See accompanying notes to the combined financial statements.

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
combined statement of changes in stockholders’ equity
For the Year Ended December 31, 2005 (Thousands of U.S. dollars)

	Contributed capital

		Vitrocrisa	Crisa	Accumulated
	Crisa	Holding,	Libbey,	other		Total
	Industrial,	S. de R.L.	S.A. de	comprehensive	Accumulated	stockholders’
	L.L.C.	de C.V.	C.V.	income	deficit	equity

Balance at December 31, 2004	$585	$69,602	$2,656	$(9,610)	$(43,261)	$19,972
Dividend payments					(1,020)	(1,020)
Comprehensive loss				(314)	(7,808)	(8,122)

Balance at December 31, 2005	$585	$69,602	$2,656	$(9,924)	$(52,089)	$10,830

See accompanying notes to the combined financial statements.

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
combined statement of cash flows
For the Year Ended December 31, 2005 (Thousands of U.S. dollars)

Operating activities:
Net loss	$(7,808)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,341
Provision for employee retirement obligations	2,616
Remeasurement loss	1,284
Loss on sale of fixed assets	259
Deferred income taxes	(3,054)
Changes in operating assets and liabilities:
Decrease in trade payables	(6,077)
Decrease in trade receivables	4,943
Decrease in inventories	1,474
Other receivables from affiliates	4,675
Recoverable income tax and value added tax	(641)
Rebuild expenditures	(6,533)
Accounts payable to affiliates	6,167
Accrued expenses	4,122
Other	(2,071)

Net cash provided by operating activities	11,697

Investing activities:
Proceeds from the sale of property, plant and equipment	151
Acquisition of property, plant and equipment	(8,941)
Restricted cash	(47)
Other assets	(189)

Net cash used in investing activities	(9,026)

Financing activities:
Proceeds from notes payable	10,000
Proceeds from long-term debt	27,001
(Repayment to) proceeds from affiliates	(300)
Repayment of notes payable	(10,000)
Repayment of long-term debt	(28,381)
Dividend payments	(1,020)

Net cash used in financing activities	(2,700)
Effect of exchange rate changes on cash	617

Net increase in cash and cash equivalents	588
Cash and cash equivalents at beginning of year	2,865

Cash and cash equivalents at end of year	$3,453

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$4,691
Income taxes	$2,720

See accompanying notes to the combined financial statements.

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
notes to combined financial statements
For the Year Ended December 31, 2005 (Thousands of U.S. dollars)
1. Nature of business, basis of presentation and foreign currency financial statements
Nature of business— Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries, Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C. (the “Companies”) are all 51% owned by Vitro, S.A. de C.V. (“Vitro”) and 49% by Libbey Inc. (“Libbey”). The Companies are under common ownership and common control and as described below their financial statements have been combined for reporting purposes.
The Companies are leading manufacturers and distributors of high quality glassware, primarily serving such markets as Mexico, the United States, Canada, Europe, the Middle East, and other regions of Latin America.
The Companies manufacture and distribute an extensive line of products including glass tableware, kitchen, industrial and ornamental products to discount retailers, department stores, retail and food service distributors and food, beverage and appliance companies.
Basis of presentation
a) Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries and Crisa Libbey, S.A. de C.V. maintain their books and records in Mexican pesos and prepare financial statements in accordance with accounting principles generally accepted in Mexico (“MEX GAAP”). The accompanying combined financial statements, prepared for purposes of inclusion in the financial statements of Libbey Inc. by the equity method, have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been remeasured into U.S. dollars as discussed below.
Crisa Industrial, L.L.C. (“Crisa Industrial”) is a Company whose principal headquarters are located in the United States of America. Crisa Industrial maintains its books and records in U.S. dollars and prepares financial statements in accordance with accounting principles generally accepted in the United States of America.
b) The combined financial statements of the Companies include those of Crisa Industrial, Crisa Libbey, S.A. de C.V. and the consolidated statements of Vitrocrisa Holding, S. de R.L. de C.V. and its subsidiaries, which are the following:

Company	Ownership percentage

Vitrocrisa, S. de R.L. de C.V.	99.99%
Vitrocrisa Comercial, S. de R.L. de C.V.	99.99%

Intercompany balances and transactions have been eliminated in these combined financial statements.
Foreign currency financial statements— The functional currency of the Companies is the U.S. dollar. As a result, the financial statements of Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries and Crisa Libbey, S.A. de C.V. have been remeasured from Mexican pesos into

U.S. dollars using (i) current exchange rates for monetary asset and liability accounts, (ii) historical exchange rates for nonmonetary asset and liability accounts and paid-in capital, (iii) historical exchange rates for revenues and expenses associated with nonmonetary assets and liabilities and (iv) the weighted average exchange rate of the reporting period for all other revenues and expenses. In addition, foreign currency transaction gains and losses resulting from U.S. dollar denominated transactions are eliminated. The resulting remeasurement gain/loss is recorded in the results of operations.
The combined financial statements should not be construed as representations that Mexican pesos have been, could have been or may in the future be converted into U.S. dollars at such rates or any other rates.
Relevant exchange rates used in the preparation of the financial statements were as follows (Mexican pesos per one U.S. dollar):

2005

Current exchange rate at December 31	$10.6344
Weighted average exchange rate for the year	10.8786

2. Significant accounting policies
A summary of the significant accounting policies used in the preparation of the accompanying combined financial statements follows:
Cash equivalents— The Companies consider all highly liquid short-term investments with original maturities of ninety days or less, consisting primarily of Mexican Government Treasury Bonds and money market instruments, to be cash equivalents.
Inventories— Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.
Concentration of credit risk— The Companies sell products to customers primarily in the retail industry. The Companies conduct periodic evaluations of their customers’ financial condition and generally do not require collateral. The Companies do not believe that significant risk of loss from a concentration of credit risk exists given the large number of customers that comprise their customer base and their geographical dispersion. The Companies also believe that their potential credit risk is adequately covered by the allowance for doubtful accounts of $1,220 in 2005.
Property, plant and equipment— Property, plant and equipment are recorded at acquisition cost, net of accumulated depreciation and amortization. Cost includes major expenditures for improvements and replacements, which extend useful lives or increase capacity and interest costs associated with significant capital additions. Routine maintenance costs are expensed as incurred.

Depreciation and amortization are calculated using the straight-line method, based on the estimated useful lives of the related assets, as follows:

Estimated
useful life
(Years)

Buildings	10 to 40
Machinery and equipment	3 to 20

Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of an asset is not recoverable when the estimated future undiscounted cash flows expected to result from the use of the asset are less than the carrying value of the asset. The Company measures an impairment loss as the difference between the carrying value of the asset and its fair value.
Major maintenance activities—The Companies annually prepare a technical study, which is used to determine the estimated rebuild cost for each of their glass producing furnaces, the estimated date of construction and rebuild and the anticipated dates of future rebuilds. The Companies accrue a monthly amount proportional to the estimated amount of the rebuild. At that time, the actual cost of the rebuild is charged to the accrual, with any deficiency or excess charged or credited to expense. The cost of the next rebuild is then estimated based on the technical study, and accrued to that rebuild, at which time the process is repeated.
Restricted cash—The Companies hold restricted cash as collateral for certain of their debt instruments, which is presented as restricted cash in the combined balance sheets.
Derivative financial instruments—The Companies record all derivative financial instruments at fair value, regardless of the purpose or intent for holding them. The accounting for changes in fair value of the derivatives varies, depending if the derivative is considered to be a hedge for accounting purposes, and whether that hedged instrument is a fair value, cash flow, or a foreign currency hedge.
The Companies primarily use interest rate swaps to manage their exposure to fluctuations in interest rates. It is the Companies’ policy to not enter into derivative financial instruments for speculative purposes.
Derivative financial instruments, although considered to be an effective hedge from an economic perspective, have not been designated as a hedge for accounting purposes. Such contracts are recognized in the balance sheet at fair value with changes in the fair value recognized in earnings as a component of interest expense, concurrently with the change in fair value of the underlying assets and liabilities.
As of December 31, 2005 the Company did not have any derivative instruments outstanding.
Deferred income taxes and statutory employee profit sharing—The Companies apply the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”. As required by this standard, the Companies recognize deferred income tax and statutory employee profit sharing balances for the future consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective income tax or employee statutory profit sharing bases, measured using enacted rates. The effects of changes in the statutory rates are accounted for in the period that includes the enactment date. Deferred income tax assets are also recognized for the estimated future effects of tax loss carryforwards and asset tax credit carryforwards. Deferred income tax assets are reduced by any benefits that, in the opinion of management, more likely than not will not be realized.
Employee retirement obligations—In accordance with Mexican Labor Law, the Companies, other than Crisa Industrial, provide seniority premium benefits to its employees under certain circumstances. These benefits consist of a one-time payment equivalent to 12 days wages for each year of service (at the employee’s most recent salary, but not to exceed twice the legal minimum wage), payable to all employees with 15 or more years of service, as well as to certain employees terminated involuntarily prior to the vesting of their seniority premium benefit. The Companies also have a pension plan to provide defined benefits to certain qualifying employees.
Statutory seniority premiums and pension plans for all personnel are considered as costs in the periods in which services are rendered. Periodic costs associated with these benefits are calculated in accordance with SFAS No. 87, “Employer’s Accounting for Pensions,” based on actuarial computations using the projected unit credit method. The prior service cost is amortized over the average period required for workers to reach their retirement age. The seniority premium and pension plans are not funded.
Accumulated other comprehensive loss—Accumulated other comprehensive loss includes the minimum pension liability adjustment, net of the intangible pension asset.
Revenue recognition—Revenues and related costs are recognized upon transfer of ownership, which generally coincides with the billing and shipment of products to customers in satisfaction of orders. Specifically, revenues are recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, the fee is fixed or determinable, product delivery has occurred, there are no further obligations to customers, and collectability is probable.
Revenues are recorded net of sales returns. Historically sales returns have been insignificant and therefore sales returns are recorded when goods are returned to the Companies as a reduction of sales and cost of goods sold at the time of the return.
Foreign currency transactions—Transactions denominated in foreign currencies are recorded at the rate of exchange in effect at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies are converted into the Companies’ local currency at the rate of exchange in effect at the balance sheet date; the effect of changes in exchange rates is recorded in the results of operations.
Use of estimates—The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes the estimates and assumptions used in the preparation of these combined financial statements were appropriate in the circumstances, actual results could differ from those estimates and assumptions.
New accounting standards—SFAS No. 123(R), “Share-Based Payment”. This statement eliminates the option to apply the intrinsic value measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” to stock compensation awards issued to employees. Rather, SFAS No. 123(R) requires entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award—the requisite service period (usually the vesting period). SFAS No. 123(R) applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The Companies do not grant stock options to employees. The Companies will adopt this accounting standard on January 1, 2006; however, management does not believe it will have a significant impact on the combined financial position or results of operations.
SFAS No. 151, “Inventory Costs”. SFAS No. 151 is an amendment to Accounting Research Bulletin No. 43. This statement clarifies that the abnormal amounts of the idle capacity expense, freight, handling costs and wasted materials should be recognized as current period charges and requires the allocation of fixed production overhead cost to inventory based on the normal capacity of the production facilities. This guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application allowed for inventory costs incurred during fiscal years beginning after November 23, 2004. The Companies will adopt this accounting standard on January 1, 2006; however, management does not believe it will have a significant impact on the combined financial position or results of operations.
SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3”. In May 2005, the FASB issued SFAS No. 154. This statement replaces APB Opinion 20, “Accounting Changes,” and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting a change in an accounting principle. This statement applies to all voluntary changes in accounting principle and also to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specify transition provisions. SFAS No. 154 requires retrospective application of changes in accounting principle to prior period financial statements instead of recognizing voluntary changes in accounting principle by including the cumulative effect in net income of the period of the change. The Companies will adopt this accounting standard on January 1, 2006; however, management does not believe it will have a significant impact on the combined financial position or results of operations.
3. Inventories
The breakdown of inventories at December 31 is summarized as follows:

2005

Finished products	$33,845
Raw materials	1,223
Packaging materials	1,164

36,232
Spare parts	1,709
Refractory	2,227
Inventory in transit	326

$40,494

4. Property, plant and equipment
Property, plant and equipment at December 31 are summarized as follows:

2005

Land	$2,383
Buildings	23,800
Machinery and equipment	187,768
Accumulated depreciation	(137,008)

76,943
Construction in progress	5,650

$82,593

5. Financial instruments
The carrying amounts of the Companies’ cash equivalents, accounts receivable, accounts payable and current notes payable approximate fair value because they have relatively short-term maturities and bear interest at rates tied to market indicators, as appropriate. Substantially all of the Companies’ long-term debt consists of debt instruments that bear interest at variable rates tied to market indicators and the fair value of such debt approximates its carrying value.
6. Long-term debt
As of December 31 long-term debt consists of the following:

2005

Senior secured term loan guaranteed by Vitro, denominated in U.S. dollars, interest based on LIBOR plus 2.875%, principal payable in quarterly installments through 2009	$30,240
Senior unsecured term loan guaranteed by Libbey, denominated in U.S. dollars, interest based on LIBOR plus 2.125%, principal payable in quarterly installments through 2007	23,000
Secured loan guaranteed by Vitro, denominated in U.S. dollars, interest based on LIBOR plus 2.875%, principal payable in semi-annual installments through 2007	9,000
Affiliate loan from Servicios y Operaciones Financieras Vitro, S.A. denominated in Mexican pesos, interest based on TIIE plus 2.00%, principal payable in 2008	2,999
Unsecured loan guaranteed by Vitro, denominated in Investment Units, payable in Mexican pesos, interest rate of 8.75%, principal payable monthly through 2006	292

Total long-term debt	65,531
Less: current portion of long-term debt	(8,892)

Non-current portion of long-term debt	$56,639

As of December 31, 2005, the interest rates of LIBOR and TIIE were 4.06% and 8.60%, respectively.

As of December 31, 2005, maturities of long-term debt are as follows:

Year

2006	$8,892
2007	38,940
2008	12,659
2009	5,040

$65,531

Certain of the Companies’ long-term debt agreements contain restrictions and covenants that require the maintenance of various financial ratios. The Companies were in compliance with these restrictions and covenants as of December 31, 2005.
Additionally, $62,240 of debt is collateralized by cash, of which $2,231 is presented as restricted cash in the combined balance sheet as of December 31, 2005, respectively.
7. Employee retirement obligations

At December 31:	2005

Accumulated benefit obligation	$35,195

Projected benefit obligation	$48,828
Unrecognized items	29,521

Net projected liability	19,307
Additional liability classified as an intangible seniority premium and pension asset	2,545
Additional liability classified in accumulated other comprehensive loss	13,784

Liability recognized in the balance sheet	$35,636

Weighted—average assumptions used to determine benefit obligations and net periodic benefit at December 31:
Discount rate	5.75%
Rate of compensation increase	0.00%
Periodic pension cost for the year ended December 31:
Service cost	$1,109
Interest cost	2,604
Net amortization and deferral	2,820

Periodic pension cost	$6,533

Change in projected benefit obligation:
Obligation at the beginning of the year	$42,881
Service cost	1,109
Interest cost	2,604
Actuarial losses	6,199
Benefits paid	(3,965)

Obligation at the end of the year	$48,828

Expected benefit payments are as follows:

2006	$3,778
2007	3,829
2008	3,937
2009	4,082
2010	4,026
2011—2015	21,075

Expected benefit payments are based on the same assumptions used to measure the benefit obligations and include estimated future employee service.
8. Stockholders’ equity:
a) Capital shares of Vitrocrisa Holding, S. de R.L. de C.V. at no par value, authorized, issued and outstanding are described as follows:

	Class I		Class II
	Fixed capital		Variable capital

	Number	Percentage	Number	Percentage
Series	of shares	of shares	of shares	of shares	Total

A	1	1.89%	1	49.11%	51%
B	1	1.81%	1	47.19%	49%

	2	3.70%	2	96.30%	100%

b) Common stock of Crisa Libbey, S.A. de C.V. consists of 50,000 ordinary shares authorized, issued and outstanding with nominal value of one Mexican peso per share as follows:

	Fixed capital	Variable capital	Total
Series	number of shares	number of shares	number of shares

A	25,500		25,500
B		24,500	24,500

	25,500	24,500	50,000

c) The contributed capital and percentage of ownership of Crisa Industrial, L.L.C. is described as follows:

		Percentage of
Partner	Contributed capital	ownership

Crisa Corporation	$298	51%
LGA 4 Corp.	287	49%

	$585	100%

d) At the partners’ meeting of Crisa Industrial, L.L.C. it was agreed to declare dividends, paid on July 26, 2005 in the amount of $1,020
e) Stockholders’ equity of the Mexican companies, except restated paid-in capital and tax retained earnings, will be subject to a dividend tax, payable by such companies, in the event of distribution. In 2005, the rate was 30%; it will decrease to 29% in 2006 and 28% in 2007. Any income tax paid on such distribution may be credited against future income tax payable by the Mexican companies in the year in which the dividend tax is paid and in the following two years. As of December 31, 2005 the stockholders’ equity tax account corresponding to the contributed capital account was $192,146 and the net tax income account was $22,629.
f) Stockholders’ equity for the minimum pension liability adjustment is presented net of the deferred tax effect of $3,859, for the year ended December 31, 2005.
9. Income and asset taxes and statutory employee profit sharing
a) Statutory income tax rate—In accordance with Mexican tax law, the Mexican companies are subject to income tax (ISR) and asset tax (“IMPAC”). ISR is computed taking into consideration the taxable and deductible effects of inflation, such as depreciation calculated on restated asset values. Taxable income is increased or reduced by the effects of inflation on certain monetary assets and liabilities through the inflationary component, which is similar to the gain or loss from monetary position.
On December 1, 2004, certain amendments to the ISR and IMPAC laws were enacted and were effective in 2005. The most significant amendments were as follows: a) the ISR rate was reduced to 30% in 2005 and will be further reduced to 29% in 2006 and 28% in 2007 and thereafter (the rate in 2004 was 33%); b) for income tax purposes, cost of sales is deducted instead of inventory purchases and related conversion costs; c) taxpayers had the ability to elect, in 2005, to ratably increase taxable income over a period from 4 to 12 years by the tax basis of inventories as of December 31, 2004 determined in conformity with the respective tax rules; when electing to amortize the tax basis of inventories into taxable income, any remaining tax balance of inventories that had not been deducted and any unamortized tax loss carryforwards were deducted from the tax basis of the December 31, 2004 inventory balance; as a consequence, cost of sales of such inventories were deducted; d) in 2006, employee statutory profit sharing paid will be fully deductible; and e) bank liabilities and liabilities with foreign entities are included to determine the IMPAC taxable base.
IMPAC is similar to an alternative minimum tax, under Mexican tax law. The asset tax is calculated by applying 1.8% to the Company’s asset position, as defined in the law, and is payable to the extent it exceeds income taxes payable for the same period. Asset taxes paid may be used to offset future income taxes payable in the following 10 years if certain conditions in the tax law are met.
Crisa Industrial is exempt from paying taxes for U.S. income tax purposes. As such, all income taxes are paid by Crisa Corporation (a wholly owned subsidiary of Vitro) and LGA (a wholly owned subsidiary of Libbey), and therefore no income taxes are either accrued for or paid by the Crisa Industrial.

b) Income tax expense for the year ended December 31, were comprised of the following:

2005

Income tax:
Current	$4,950
Deferred	(3,054)

$1,896

c) At December 31, 2005, the components of deferred income tax assets (liabilities) consist of the following:

2005

Reserves	$250
Inventories	(9,490)
Other	1,371

Net current liability	$(7,869)

Employee retirement obligations	$8,780
Fixed assets	(4,248)
Tax loss carryforwards(1)	1,258

Net noncurrent asset	$5,790

(1)	Carryforwards—At December 31, 2005, the Companies have net operating loss (“NOL”) carryforwards, which are available to offset future taxable income, as follows:

	NOL	Year of
Year Generated	Carryforwards	Expiration

1998	$2,065	2008
1999	147	2009
2001	199	2011
2002	1,632	2012
2003	374	2013
2004	74	2014
2005	3	2015

	$4,494

d) To determine deferred ISR at December 31, 2005, the Companies applied the different tax rates that will be in effect beginning in 2006 to temporary differences according to their estimated dates of reversal. The result derived from applying the different tax rates is shown in the table above under effect of change in statutory income tax rate. In addition, in accordance with tax regulations in effect as of 2005, the Companies’ established a tax basis of inventory of $40,919 at December 31, 2005, based on inventory turnover, which they will ratably taken into taxable income over an 11-year period beginning in 2005. Accordingly, the initial effect of the new regulation of no longer deducting inventory purchases is deferred.

The effective income tax rate for the year ended December 31, 2005 differs from the Mexican statutory income tax rate as follows:

2005

Mexican statutory income tax rate	30.00%
Effect of change in statutory income tax rate and remeasurement	(55.88)
Effect of Crisa Industrial	(2.69)
Other	(3.50)

Effective income tax rate	(32.07)%

Statutory employee profit sharing—Statutory employee profit sharing is only calculated at Vitrocrisa, S. de R.L. de C.V. which as it is the only Mexican company with employees. Statutory employee profit sharing was determined by applying the statutory rate of 10% to the profit sharing base determined in accordance with the applicable law No obligation has been recorded for the year ended December 31, 2005.
10. Balances and transactions with affiliated companies:
The principal balances and transactions with affiliated companies not shown separately in the combined financial statements as of December 31, 2005 are as follows:

2005

Balances as of December 31:
Trade receivables	$129
Trade payables	3,412
Net sales	29,067
Cost of sales	5,194
Operating expenses	3,459
Interest expense (income)	1,496

Net sales disclosed above were primarily to Crisa Texas Limited a wholly owned subsidiary of Vitro, for purposes of facilitating export sales. Notes payable to Servicios y Operaciones Financieras Vitro, S.A. de C.V., and Crisa Corporation affiliates of the Companies, include interest-bearing loans with market interest rates. Trade receivables, other receivables, trade payables, purchases of inventory, operating expenses, interest (expense) income and accounts payable to affiliates, all consist of transactions with subsidiaries of Vitro and are of a normal and recurring nature.
11. Commitments and contingencies
Litigation—The Companies are party to various legal actions in the ordinary course of business. The Companies are not involved in or threatened by proceedings for which the Companies believe they are not adequately insured or indemnified or which, if determined adversely, would have a material adverse effect on their combined financial position, results of operations or cash flows.
Leases—The Companies have several operating lease agreements for the rent of warehouses, office space and equipment. Rent expense for the years ended December 31, 2005 was $4,910.

Various of the minimum rentals due under the leases are adjusted annually based on the Mexican inflation rate and are as follows for the year ending December 31, 2005:

2006	$5,379
2007	4,148
2008	3,634
2009	2,839

2010	2,831
Total minimum lease payments required	$18,831

12. Subsequent events
On April 3, 2006, Vitro announced that it had sold its 51% interest in the Companies to Libbey for $80,000. In addition, Libbey will assume the entire balance of the Companies’ outstanding debt at the close of the transaction. The sale is subject to the final approval of Vitro’s shareholders and the Mexican authorities.

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries, Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C. (all 51% Owned Subsidiaries’ of Vitro, S.A. de C.V.)

For the Three Month Periods Ended March 31, 2006 and March 31, 2005 (Unaudited)

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
Condensed Combined Financial Statements

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
condensed combined balance sheets
As of March 31, 2006 (Thousands of U.S. dollars)

March 31, 2006

(Unaudited)
Assets
Cash and cash equivalents	$3,863
Trade receivables—net	22,282
Recoverable taxes	10,490
Receivables from affiliates	781
Other receivables	5,175
Inventories	46,896

Total current assets	89,487
Property, plant and equipment — net	81,132
Intangible employee retirement obligation asset	2,520
Restricted cash	2,252
Other assets	2,175
Deferred income taxes	6,406

Total assets	$183,972

Liabilities
Trade payables	$22,099
Current portion of long-term debt	17,810
Notes payable to affiliates	13,779
Accounts payable to affiliates	21,203
Accrued expenses	9,056
Deferred income taxes	7,542
Sundry creditors	6,375

Total current liabilities	97,864

Long-term debt	38,358
Employee retirement obligations	35,069

Total long-term liabilities	73,427

Total liabilities	171,291

Stockholders’ equity
Contributed capital	72,843
Accumulated other comprehensive loss	(9,770)
Accumulated deficit	(50,392)

Total stockholders’ equity	12,681

Total liabilities and stockholders’ equity	$183,972

See accompanying notes to the condensed combined financial statements.

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
condensed combined statements of operations
For the Three Month Periods Ended March 31, 2006 and 2005 (Thousands of U.S. dollars)

	March 31, 2006	March 31, 2005

	(unaudited)	(unaudited)
Net sales	$47,566	$45,156
Cost of sales	38,180	36,492

Gross profit	9,386	8,664
Selling, general and administrative expenses	5,721	6,061

Operating income	3,665	2,603
Remeasurement gain	(878)	(60)

Earnings before interest and taxes	4,543	2,663
Interest expense — net	2,367	1,555

Income before income tax	2,176	1,108
Income tax expense	479	306

Net income	$1,697	$802

See accompanying notes to the condensed combined financial statements.

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
condensed combined statements of cash flows
For the Three Month Periods Ended March 31, 2006 and 2005 (Thousands of U.S. dollars)

	March 31, 2006	March 31, 2005

	(Unaudited)	(Unaudited)
Operating activities:
Net income	$1,697	$802
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,054	3,613
Provision for employee retirement obligations	169	973
Remeasurement gain	(878)	(60)
Loss (income) on sale of fixed assets	(18)	89
Deferred income taxes	(907)	(534)
Changes in operating assets and liabilities:
Increase (decrease) in trade payables	2,802	(3,721)
Increase in trade receivables	(1,868)	(4,954)
Increase in inventories	(6,402)	(6,452)
Rebuild expenditures	(4)	(2,448)
Accounts payable to affiliates	4,121	14,914
Other operating assets and liabilities	(2,242)	3,879

Net cash (used in) provided by operating activities	(476)	6,101

Investing activities:
Proceeds from the sale of property, plant and equipment	17	31
Acquisition of property, plant and equipment	(1,369)	(1,621)
Restricted cash	(21)	(3)
Other assets		556

Net cash used in investing activities	(1,373)	(1,037)

Financing activities:
Repayment of notes payable	(9,293)	(4,076)
Proceeds from affiliates	12,210	1

Net cash provided by (used) in financing activities	2,917	(4,075)

Effect of exchange rate changes on cash	(658)	(11)

Net increase in cash and cash equivalents	410	978
Cash and cash equivalents at beginning of year	3,453	2,865

Cash and cash equivalents at end of year	$3,863	$3,843

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$308	$751

Income taxes	$1,129	$582

See accompanying notes to the condensed combined financial statements.

Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries,
Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C.
notes to condensed combined financial statements
For the Three Month Periods Ended March 31, 2006 and 2005 (Thousands of U.S. dollars)
1. Nature of business, basis of presentation and foreign currency financial statements
Nature of business—Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries, Crisa Libbey, S.A. de C.V. and Crisa Industrial, L.L.C. (the “Companies”) are all 51% owned by Vitro, S.A. de C.V. (“Vitro”) and 49% by Libbey Inc. (“Libbey”). The Companies are under common ownership and common control and as described below their condensed combined financial statements have been combined for reporting purposes.
The Companies are leading manufacturers and distributors of high quality glassware, primarily serving such markets as Mexico, the United States, Canada, Europe, the Middle East, and other regions of Latin America.
The Companies manufacture and distribute an extensive line of products including glass tableware, kitchen, industrial and ornamental products to discount retailers, department stores, retail and food service distributors and food, beverage and appliance companies.
Basis of presentation
a) Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries and Crisa Libbey, S.A. de C.V. maintain their books and records in Mexican pesos and prepare financial statements in accordance with accounting principles generally accepted in Mexico (“MEX GAAP”). The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and have been remeasured into U.S. dollars as discussed below. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included.
Crisa Industrial, L.L.C. (“Crisa Industrial”) is a Company whose principal headquarters are located in the United States of America. Crisa Industrial maintains its books and records in U.S. dollars and prepares financial statements in accordance with accounting principles generally accepted in the United States of America.
b) The condensed combined financial statements of the Companies include those of Crisa Industrial, Crisa Libbey, S.A. de C.V. and the condensed consolidated statements of Vitrocrisa Holding, S. de R.L. de C.V. and its subsidiaries, which are the following:

Company	Ownership percentage

Vitrocrisa, S. de R.L. de C.V.	99.99%
Vitrocrisa Comercial, S. de R.L. de C.V.	99.99%

Intercompany balances and transactions have been eliminated in these condensed combined financial statements.

Foreign currency financial statements—The functional currency of the Companies is the U.S. dollar. As a result, the financial statements of Vitrocrisa Holding, S. de R.L. de C.V. and Subsidiaries and Crisa Libbey, S.A. de C. have been remeasured from Mexican pesos into U.S. dollars using (i) current exchange rates for monetary asset and liability accounts, (ii) historical exchange rates for nonmonetary asset and liability accounts and paid-in capital, (iii) historical exchange rates for revenues and expenses associated with nonmonetary assets and liabilities and (iv) the weighted average exchange rate of the reporting period for all other revenues and expenses. In addition, foreign currency transaction gains and losses resulting from U.S. dollar denominated transactions are eliminated. The resulting remeasurement gain is recorded in the results of operations. The condensed combined financial statements should not be construed as representations that Mexican pesos have been, could have been or may in the future be converted into U.S. dollars at such rates or any other rates.
Relevant exchange rates used in the preparation of the condensed combined financial statements were as follows (Mexican pesos per one U.S. dollar):

	March 31,	March 31,
	2006	2005

Current exchange rate	$10.8935	$11.1783
Three months ended weighted average exchange rate	10.5976	11.1910

Use of estimates—The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes the estimates and assumptions used in the preparation of these condensed combined financial statements were appropriate in the circumstances, actual results could differ from those estimates and assumptions.
2. Inventories
The breakdown of inventories at March 31 is summarized as follows:

March 31,
2006

(unaudited)
Finished products	$40,466
Raw materials	1,594
Packaging materials	1,013

43,073
Spare parts	1,271
Refractory	2,207
Inventory in transit	345

$46,896

3. Property, plant and equipment
Property, plant and equipment at March 31 are summarized as follows:

March 31, 2006

(unaudited)
Land	$2,383
Buildings	23,800
Machinery and equipment	187,145
Accumulated depreciation	(139,215)

74,113
Construction in progress	7,019

$81,132

4. Long-term debt
Certain of the Companies’ long-term debt agreements contain restrictions and covenants that require the maintenance of various financial ratios. The Companies were in compliance with these restrictions and covenants as of March 31, 2006.
5. Balances and transactions with affiliated companies
The principal balances and transactions with affiliated companies not shown separately in the condensed combined financial statements are as follows:

	March 31, 2006	March 31, 2005

	(unaudited)	(unaudited)
Balances as of March 31:
Trade receivables	$129
Trade payables	4,563
Net sales	6,277	$7,082
Cost of sales	1,883	1,404
Operating expenses	910	820
Interest expense	429	313

Net sales disclosed above were primarily to Crisa Texas Limited a wholly owned subsidiary of Vitro, for purposes of facilitating export sales.
Notes payable to Servicios y Operaciones Financieras Vitro, S.A. de C.V., and Crisa Corporation affiliates of the Companies, include interest-bearing loans with market interest rates. Trade receivables, other receivables, trade payables, purchases of inventory, operating expenses, interest (expense) income and accounts payable to affiliates, all consist of transactions with subsidiaries of Vitro and are of a normal and recurring nature.
6. Contingencies
Litigation—The Companies are party to various legal actions in the ordinary course of business. The Companies are not involved in or threatened by proceedings for which the Companies believe they are not adequately insured or indemnified or which, if determined adversely, would have a material adverse effect on their condensed combined financial position, results of operations or cash flows.
7. Subsequent events
On April 3, 2006, Vitro announced that it had sold its 51% interest in the Companies to Libbey for $80,000. In addition, Libbey will assume the entire balance of the Companies’ outstanding debt at the close of the transaction. The sale is subject to the final approval of Vitro’s shareholders and the Mexican authorities.